Exhibit 99.1

News Release

EPSILON ENERGY LTD. ANNOUNCES
APPOINTMENT OF NEW DIRECTOR

Houston, Texas — May 24, 2019 — Epsilon Energy Ltd. (“Epsilon” or the “Company”) (NASDAQ:EPSN) announced today that its Board of Directors (the “Board”) has appointed Stephen Finlayson to the Board, effective May 20, 2019. The Board has also appointed Mr. Finlayson to serve as a member of the Audit Committee. Mr. Finlayson will serve for an initial term expiring at Epsilon’s 2019 Annual General Meeting of Shareholders and will stand for reelection at that time. Mr. Finlayson was appointed to replace Adrian Montgomery, who resigned from Epsilon’s Board of Directors (the “Board”) and its Audit Committee, effective May 20, 2019.

Michael Raleigh, the CEO of Epsilon, stated: “We very much appreciate Adrian’s service over the past several years as a director of Epsilon. We welcome Stephen Finlayson to our Board. We are confident he will provide a material contribution to the success of the Company.”

Mr. Finlayson is the founder and, since 2003, the Executive Chairman of Applied Manufacturing Technologies, an independent international consulting and project services company supporting operating companies in the downstream facilities, refining and chemicals industries.  Mr. Finlayson was the leader of the Information Management Division, and later the business unit leader for the Enterprise Solution Division of Aspen Technology Inc (NASDAQ: AZPN).

We believe that Mr. Finlayson is qualified to serve as a member of our Board as a result of his extensive technical and business experience, including advanced control solutions in the downstream oil and gas industry.

About Epsilon

Epsilon Energy Ltd. is a North American onshore natural gas production and midstream company with a current focus on the Marcellus Shale of Pennsylvania and the Anadarko Basin in Oklahoma.

Contact Information

281-670-0002

Michael Raleigh
Chief Executive Officer
Michael.Raleigh@EpsilonEnergyLtd.com

Forward-Looking Information

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation. All statements, other than statements of historical fact, included herein are forward-looking information. Generally, forward-looking information may be identified by the use of forward-looking terminology, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. In particular, this news release contains forward-looking information regarding: the normal course issuer bid, including the commencement and end date of the normal course issuer bid and the maximum amount of common shares that may be purchased pursuant to the normal course issuer bid. There can be no assurance that such forward-looking information will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information. This forward-looking information reflects Epsilon’s current beliefs and is based on information currently available to Epsilon and on assumptions Epsilon believes are reasonable. These assumptions include, but are not limited to: the underlying value of Epsilon and its common shares; the ability of Epsilon to complete purchases under the normal course issuer bid. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Epsilon to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: volatility in market prices for oil and natural gas; liabilities inherent in oil and natural gas operations; uncertainties associated with estimating oil and natural gas reserves; geological, technical, drilling and processing problems; general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; delay or failure to receive board or regulatory approvals; the actual results of future operations; competition; changes in legislation, including environmental legislation, affecting Epsilon; the timing and availability of external financing on acceptable terms; and lack of qualified, skilled labour or loss of key individuals. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings on the SEDAR website at www.sedar.com and with the United States Securities and Exchange Commission, including its Registration Statement on Form 10, as filed on December 21, 2018, as amended, and any subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K. Although Epsilon has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement. The forward-looking information contained in this news release represents the expectations of Epsilon as of the date of this news release and, accordingly, is subject to change after such date. However, Epsilon expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.